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                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         This agreement is made and entered into this 29th day of October, 1999 (the effective date), by and between Perfumania, Inc., a Florida corporation (hereinafter "Seller") and perfumania.com, Inc., a Florida corporation (hereinafter "Purchaser"). Seller and Purchaser are collectively referred to as "the Parties".

         WHEREAS in exchange for the consideration set out in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

         1. PURCHASE OF POSTACARD.COM. Purchaser shall acquire from Seller all of the assets of PostAcard.com (hereinafter "the business"), a wholly owned subsidiary of Seller, including but not limited to, (i) Seller's registered domain name of the Business; (ii) the Business' website and its content; (iii) any and all software used by seller to operate the Business; (iv) Seller's proprietary designs and programs in connection with the Business; (v) Seller's proprietary trademark's in connection with the Business; and (vi) Seller's intellectual property rights in connection with the Business.

         2. PURCHASE PRICE. Purchaser shall pay Seller the sum of five-hundred thousand dollars ($500,000) in exchange for the Business.

         3. DUE DILIGENCE. Purchaser acknowledges that it has conducted all due diligence investigations.

         4. EMPLOYMENT. Purchaser will retain the employment of Isaac Lekach and David Lekach, who are currently employed by Seller in the capacity of managing the Business' website. Such employment will be consistent with the terms of the employment agreements incorporated to this agreement as attached Exhibit "1" and Exhibit "2".

         5. PRESS RELEASE. A press release will be issued upon the full execution of this agreement. The contents of the press release shall be pre-approved by both parties prior to any release.

         6. ARBITRATION. Any dispute controversy or claim arising out of or relating out of or relating to this agreement or the breach, termination or validity thereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"), by a panel of three arbitrators. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third.

The place or arbitration shall be Miami, U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the State of Florida, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural





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and substantive laws of Florida and the United States Federal Arbitration Act
shall govern all questions of arbitral procedure, arbitral review, scope or arbitral authority, and arbitral enforcement.

The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

The award shall include interest from the date of damages incurred for breach or other violation of this agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitration.

7. ENTIRE AGREEMENT. This Agreement, including Exhibits 1 and 2, merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter hereof.


IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers all as of the day and year first written above.


                                      Perfumania, Inc., Seller



                                      By:
                                         -------------------------------
                                         Name: Jerome Falic
                                         Title:  President



                                      perfumania.com, Inc., Purchaser



                                      By:
                                         -------------------------------
                                         Name: Rachmil Lekach
                                         Title: President and CEO